Exhibit 99.2

            e.spire(TM) ANNOUNCES RESIGNATION OF CHIEF FINANCIAL OFFICER

ANNAPOLIS JUNCTION, MD, OCTOBER 28, 1999 -- e.spire Communications, Inc. (NASDAQ:ESPI) today announced the resignation of its Chief Financial Officer, David L. Piazza, effectively immediately. John Polchin, currently Vice President and Treasurer, will serve as interim CFO until a replacement is named.

"Dave has made important contributions to the company during his two and one-half years at e.spire," said Anthony J.Pompliano, Chairman and Chief Executive Officer. "We appreciate his valuable service and wish him the best of luck in his future endeavors."

e.spire Communications, Inc. is a leading integrated communications provider, offering traditional local and long distance, Internet access and Web-hosting services, and advanced data solutions, such as ATM and frame relay. In addition, e.spire's subsidiary, ACSI Network Technologies, Inc., provides third parties, including other communications concerns, municipalities and corporations, with turnkey fiber-optic design, construction and project management expertise. For more information on e.spire, contact http://www.espire.net.